                                       1
EXHIBIT 99.3
               RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

                FINANCIAL STATEMENTS TO ACCOMPANY 1997 FORM 5500
           ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN UNDER ERISA OF 1974

                      FOR THE YEAR ENDED DECEMBER 31, 1997

          The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, detailed financial information, including the supplemental schedules, must be filed separately with the Department of Labor by the plan administrator.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Raytheon Company:

          We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Employee Savings and Investment Plan (the "Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


Coopers & Lybrand LLP


Boston, Massachusetts
May 29, 1998

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1997 and 1996

                                                1997            1996

Assets:
   Master trust investments:
     At contract value (Notes B, E and H)     $20,126,493     $12,229,251
     At fair value (Notes B, F and H)          41,496,932      24,989,334
                                              -----------     -----------
                                               61,623,425      37,218,585
                                              -----------     -----------
  Receivables:
    Accrued investment income and
      other receivables                            79,759          15,071

  Cash and cash equivalents                       422,687         345,294
                                              -----------     -----------
          Total assets                         62,125,871      37,578,950
                                              -----------     -----------
Liabilities:
   Payable for outstanding purchases               72,220          29,112
   Accrued expenses and other payables             34,682          15,104
                                              -----------     -----------
          Total liabilities                       106,902          44,216
                                              -----------     -----------
Net assets available for plan benefits        $62,018,969     $37,534,734
                                              ===========     ===========

The accompanying notes are an integral part of the financial statements.

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

                       STATEMENT OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS

                      for the year ended December 31, 1997


Additions to net assets attributable to:
 Investment income (Notes B, E and H):
   Net appreciation of investments                          $ 4,772,686
   Interest                                                   1,613,198
   Dividends                                                  1,412,484
                                                            -----------
                                                              7,798,368
                                                            -----------
  Contributions and deferrals:
    Employee deferrals                                       18,694,367
    Employer contributions                                    5,135,516
    Transfers (Note G)                                          120,755
                                                            -----------
                                                             23,950,638
                                                            -----------
          Total additions                                    31,749,006
                                                            -----------
Deductions from net assets attributable to:
   Distributions to participants                              5,963,118
   Administrative expenses                                       12,997
   Transfers (Note G)                                         1,288,656
                                                            -----------
          Total deductions                                    7,264,771
                                                            -----------
Increase in net assets                                       24,484,235

Net assets available for plan benefits,
      beginning of year                                      37,534,734
                                                            -----------
Net assets available for plan benefits,
      end of year                                           $62,018,969
                                                            ===========

The accompanying notes are an integral part of the financial statements.

                                       4
A.      Description of Plan:

General

          The following description of the Raytheon Employee Savings and Investment Plan (the "Plan"), provides only general information. Participants should refer to the plan document for a complete description of the Plan's provisions. The Plan is a defined contribution plan and covers the employees of the Raytheon Support Services Company, the Raytheon Aerospace Support Service Company, and the Range Systems Engineer Support Company, wholly-owned subsidiaries of Raytheon Company (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short- and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          The Plan's investments are held in the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust") with the assets of other defined contribution plans of Raytheon Company and subsidiaries. The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

          Investment income and administrative expenses relating to the Master Trust are allocated to the individual plan based upon average monthly balances invested by each plan.

Contributions and Deferrals

          Eligible employees are allowed to defer to the Plan up to 17% of their salaries. In 1995, the Company began to make qualified nonelective contributions (QNECs) to certain accounts based on specific employee agreements. In 1996, matching contributions under a specific agreement were made for certain employees. As of December 31, 1997, the annual employee deferral for a participant cannot exceed $9,500. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of seven funds: (a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Class B common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments, (f) the Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. Dividends and distributions from investments of the Equity Fund, the Raytheon Common Stock Fund, the Stock Index Fund, the Balanced Fund, the Magellan Fund and the Blue Chip Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.
                                       5

Participant Accounts

          Each participant's account is credited with the participant's deferral, any applicable employer contributions (QNECs or matching contributions) and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

Vesting

          Participants are immediately vested in their voluntary deferrals and employer contributions plus actual earnings thereon.

Distributions to Participants

          A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

Loans to Participants

          A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to 5 years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

Administrative Expenses

          Substantially all expenses of administering the Plan are paid by the plan participants.


B.      Summary of Significant Accounting Policies:

          The accompanying financial statements are prepared on the accrual basis of accounting.

          The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net employee contributions plus interest earned on the underlying investments at contracted rates. Because the investment contracts are fully benefit-responsive, contract values approximate fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

          Security transactions are recorded on trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

          The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

          Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

          Benefits are recorded when paid.

          Certain items in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

          The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

          The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.      Federal Income Tax Status:

          The Plan obtained its latest determination letter in June 1995, in which the Internal Revenue Service stated that the Plan, as submitted, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.      Plan Termination:

          Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits, and reallocations, each participant shall be entitled to receive any amounts then credited to his or her account.

E.      Investment Contracts:

          The Plan invests in collateralized fixed income investment portfolios (with no expiration date), three of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                                       Annualized
                                                         Average    Credited
                                                          Yield   Interest Rate

 For the year ended December 31, 1997:
    Bankers Trust (WBS 92-485)                            6.95%       6.95%
    Metropolitan Life Insurance Company (GIC GA-12908)    6.86%       6.86%
    Metropolitan Life Insurance Company (GIC GA-13659)    6.43%       6.43%
    Prudential Asset Management Company (GIC 917163-001)  6.99%       6.99%

For the year ended December 31, 1996:
  Bankers Trust (WBS 92-485)                              6.87%       6.95%
  Metropolitan Life Insurance Company (GIC GA-12908)      6.77%       6.86%
  Metropolitan Life Insurance Company (GIC GA-13659)      6.36%       6.43%
  Prudential Asset Management Company (GIC 917163-001)    6.89%       6.99%

          The contract values are subject to limitations in certain situations including large workforce reductions and plan termination.

          In the financial statements, the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

F.      Related Party Transactions:

          In accordance with the provisions of the Plan, Fidelity Management Trust Co. (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Class B common stock. These transactions are performed on the Master Trust level, For the Master Trust, purchases amounted to $200,689,057 and $158,515,882 and sales amounted to $102,165,608 and $38,523,792 for the years ended December 31, 1997 and 1996, respectively.

G.      Transfers:

          Transfers include transfers of participant accounts, individually and/or in groups, between the Plan and all other plans included in the Raytheon Company Master Trust for those participants and/or groups of participants who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in groups, between the Plan and similar savings plans of other companies for those participants who changed companies during the year.

H.      Fund  Data:

          The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                        Raytheon
                                              Fixed        Equity        Common         Stock      Balanced     Magellan
                                            Income Fund     Fund       Stock Fund     Index Fund      Fund        Fund
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust*                         $ 7,516,950
     Prudential Insurance
       Company of America*                    4,662,435
     Metropolitan Life
       Insurance Company*                     7,947,108
   At fair value:
     Fidelity Equity Income Fund*                          $9,742,698
     Raytheon Company Common Stock*                                   $  8,495,820
     BT Pyramid Equity Index Fund*                                                   $ 7,213,874
     Fidelity Balanced Fund                                                                        $2,923,744
     Fidelity Magellan Fund*                                                                                     $3,910,859
     Fidelity Blue Chip Fund*
     Loans receivable from participants*
                                            -----------   ----------   -----------   -----------   ----------   ----------
               Total investments             20,126,493    9,742,698     8,495,820     7,213,874    2,923,744    3,910,859
                                            -----------   ----------   -----------   -----------   ----------   ----------
  Receivables:
    Accrued investment income
     and other receivables                                                  62,529        17,230
  Cash and cash equivalents                     198,284                    153,750        70,653
                                            -----------   ----------   -----------   -----------   ----------   ----------
               Total assets                  20,324,777    9,742,698     8,712,099     7,301,757    2,923,744    3,910,859
                                            -----------   ----------   -----------   -----------   ----------   ----------
Liabilities:
   Payable for outstanding purchases                                        72,220
   Accrued expenses and other
     payables                                                               16,868        17,814
                                            -----------   ----------   -----------   -----------   ----------   ----------
               Total liabilities                                            89,088        17,814
                                            -----------   ----------   -----------   -----------   ----------   ----------
Net assets available for plan
     benefits                               $20,324,777   $9,742,698    $8,623,011    $7,283,943   $2,923,744   $3,910,859
                                            ===========   ==========    ==========    ==========   ==========   ==========

*Represents more than 5% of net assets available for plan benefits

                                       9

                                               Blue Chip
                                                 Fund       Loan Fund     Total
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust*                                                      $ 7,516,950
     Prudential Insurance
       Company of America*                                                 4,662,435
     Metropolitan Life
       Insurance Company*                                                  7,947,108
   At fair value:
     Fidelity Equity Income Fund*                                          9,742,698
     Raytheon Company Common Stock*                                        8,495,820
     BT Pyramid Equity Index Fund*                                         7,213,874
     Fidelity Balanced Fund                                                2,923,744
     Fidelity Magellan Fund*                                               3,910,859
     Fidelity Blue Chip Fund*                  $4,599,412                  4,599,412
     Loans receivable from participants*                   $4,610,525      4,610,525
                                              -----------  -----------  ------------
               Total investments                4,599,412   4,610,525     61,623,425
                                              -----------  -----------  ------------
  Receivables:
    Accrued investment income
      and other receivables                                                   79,759

   Cash and cash equivalents                                                 422,687
                                              -----------   ----------  ------------
               Total assets                     4,599,412    4,610,525    62,125,871
                                              -----------   ----------  ------------
Liabilities:
   Payable for outstanding purchases                                          72,220
   Accrued expenses and other
     payables                                                                 34,682
                                              -----------   ----------  ------------
               Total liabilities                                             106,902
                                              -----------   ----------  ------------
Net assets available for plan
     benefits                                  $4,599,412   $4,610,525   $62,018,969
                                              ===========   ==========  ============

*Represents more than 5% of net assets available for plan benefits


H.      Fund  Data:

          The following is a summary of net assets available for plan benefits by fund as of December 31, 1996:

                                                                        Raytheon
                                              Fixed        Equity        Common         Stock      Balanced     Magellan
                                            Income Fund     Fund       Stock Fund     Index Fund      Fund        Fund
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust*                         $ 4,612,540
     Prudential Insurance
       Company of America*                    2,859,737
     Metropolitan Life
       Insurance Company*                     4,756,974
   At fair value:
     Fidelity Equity Income Fund*                         $5,454,189
     Raytheon Company Common Stock*                                     $7,282,577
     BT Pyramid Equity Index Fund*                                                    $3,169,184
     Fidelity Balanced Fund*                                                                      $1,978,807
     Fidelity Magellan Fund*                                                                                    $2,053,270
     Fidelity Blue Chip Fund*
     Loans receivable from participants*
                                            -----------   ----------   -----------   -----------   ----------   ----------
               Total investments             12,229,251    5,454,189     7,282,577     3,169,184    1,978,807    2,053,270
                                            -----------   ----------   -----------   -----------   ----------   ----------
  Receivables:
    Accrued investment income
     and other receivables                                                  10,726         4,345
  Cash and cash equivalents                     198,709                    110,093        36,492
                                            -----------   ----------   -----------   -----------   ----------   ----------
               Total assets                  12,427,960    5,454,189     7,403,396     3,210,021    1,978,807    2,053,270
                                            -----------   ----------   -----------   -----------   ----------   ----------
Liabilities:
  Payable for outstanding purchases                                         29,112
  Accrued expenses and other
     payables                                                               10,174         4,930
                                            -----------   ----------   -----------   -----------   ----------   ----------
               Total liabilities                                            39,286         4,930
                                            -----------   ----------   -----------   -----------   ----------   ----------
Net assets available for plan
     benefits                               $12,427,960   $5,454,189    $7,364,110    $3,205,091   $1,978,807   $2,053,270
                                            ===========   ==========    ==========    ==========   ==========   ==========

*Represents more than 5% of net assets available for plan benefits

                                       11

                                               Blue Chip
                                                 Fund       Loan Fund     Total
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust*                                                      $ 4,612,540
     Prudential Insurance
       Company of America*                                                 2,859,737
     Metropolitan Life
       Insurance Company*                                                  4,756,974
   At fair value:
     Fidelity Equity Income Fund*                                          5,454,189
     Raytheon Company Common Stock*                                        7,282,577
     BT Pyramid Equity Index Fund*                                         3,169,184
     Fidelity Balanced Fund*                                               1,978,807
     Fidelity Magellan Fund*                                               2,053,270
     Fidelity Blue Chip Fund*                  $2,340,883                  2,340,883
     Loans receivable from participants*                   $2,710,424      2,710,424
                                              -----------  -----------  ------------
               Total investments                2,340,883   2,710,424     37,218,585
                                              -----------  -----------  ------------
  Receivables:
    Accrued investment income
     and other receivables                                                    15,071

 Cash and cash equivalents                                                   345,294
                                              ----------    ----------  ------------
               Total assets                    2,340,883     2,710,424    37,578,950
                                              ----------    ----------  ------------
Liabilities:
   Payable for outstanding purchases                                          29,112
   Accrued expenses and other
     payables                                                                 15,104
                                              ----------    ----------  ------------
               Total liabilities                                              44,216
                                              ----------    ----------  ------------
Net assets available for plan
     benefits                                 $2,340,883    $2,710,424   $37,534,734
                                              ==========    ==========  ============

*Represents more than 5% of net assets available for plan benefits



H.      Fund Data, continued:

          The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31, 1997:

                                     Fixed                    Raytheon    Stock
                                    Income         Equity       Common     Index    Balanced     Magellan
                                     Fund          Fund      Stock Fund   Fund        Fund         Fund
Additions to net assets
     attributable to:
   Investment income:
     Net appreciation of
        investments                               $1,535,491  $  544,487  $1,521,421  $  181,174   $  420,464
     Interest                       $ 1,350,882                    7,698       4,699
     Dividends                                       499,994     126,638                 345,201      225,651
                                    -----------  -----------  ----------  ----------  ----------   ----------
                                      1,350,882    2,035,485     678,823   1,526,120     526,375      646,115
                                    -----------  -----------  ----------  ----------  ----------   ----------
  Contributions and deferrals:
    Employee deferrals               11,593,204    1,521,772   2,054,602   1,119,603     540,048      832,939
    Employer contributions            3,042,770      386,957     662,465     319,985     120,312      266,595
    Transfers
                                    -----------  -----------  ----------  ----------  ----------   ----------
                                     14,635,974    1,908,729   2,717,067   1,439,588     660,360    1,099,534
                                    -----------  -----------  ----------  ----------  ----------   ----------
     Total additions                 15,986,856    3,944,214   3,395,890   2,965,708   1,186,735    1,745,649
                                    -----------  -----------  ----------  ----------  ----------   ----------
  Deductions from net assets
      attributable to:
    Distributions to participants     3,001,605      627,971     730,222     307,056     212,666      358,805
    Administrative expenses               5,105        2,078       2,323       1,413         673          644
    Transfers                           232,613      136,068     460,056     155,495      84,763      127,636
                                    -----------   ----------  ----------  ----------  ----------   ----------
     Total deductions                 3,239,323      766,117   1,192,601     463,964     298,102      487,085
                                    -----------   ----------  ----------  ----------  ----------   ----------
Interfund transfers                  (4,850,716)   1,110,412    (944,388)  1,577,108      56,304      599,025
                                    -----------   ----------  ----------  ----------  ----------   ----------
Increase in net assets                7,896,817    4,288,509   1,258,901   4,078,852     944,937    1,857,589

Net assets available for plan
  benefits, end of year              12,427,960    5,454,189   7,364,110   3,205,091   1,978,807    2,053,270
                                    -----------   ----------  ----------  ----------  ----------   ----------
Net assets available for plan
  benefits, end of year             $20,324,777   $9,742,698  $8,623,011  $7,283,943  $2,923,744   $3,910,859
                                    ===========   ==========  ==========  ==========  ==========   ==========

                                       13


                                   Blue Chip       Loan
                                     Fund          Fund          Total
Additions to net assets
     attributable to:
   Investment income:
     Net appreciation of
        investments                  $  569,649              $ 4,772,686
     Interest                                    $  249,919    1,613,198
     Dividends                          215,000                1,412,484
                                     ----------  ----------  -----------
                                        784,649     249,919    7,798,368
                                     ----------  ----------  -----------
  Contributions and deferrals:
    Employee deferrals                  995,486      36,713   18,694,367
    Employer contributions              336,432                5,135,516
    Transfers                                       120,755      120,755
                                     ----------  ----------  -----------
                                      1,331,918     157,468   23,950,638
                                     ----------  ----------  -----------
     Total additions                  2,116,567     407,387   31,749,006
                                     ----------  ----------  -----------
  Deductions from net assets
      attributable to:
    Distributions to participants       261,871     462,922    5,963,118
    Administrative expenses                 761                   12,997
    Transfers                            92,025                1,288,656
                                     ----------  ----------  -----------
     Total deductions                   354,657     462,922    7,264,771
                                     ----------  ----------  -----------
Interfund transfers                     496,619   1,955,636       --
                                     ----------  ----------  -----------
Increase in net assets                2,258,529   1,900,101   24,484,235

Net assets available for plan
  benefits, beginning of year         2,340,883   2,710,424   37,534,734
                                     ----------  ----------  -----------
Net assets available for plan
  benefits, end of year              $4,599,412  $4,610,525  $62,018,969
                                     ==========  ==========  ===========


J.      Master Trust:

          All plan investments are included under the Master Trust. At December 31, 1997, assets of the Plan represented 1.8% of the total assets under the Master Trust. This has increased from 1.3% at December 31, 1996. The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                  Fixed                        Raytheon        Stock
                                 Income           Equity        Common         Index       Balanced        Magellan     Blue Chip
                                  Fund             Fund       Stock Fund       Fund          Fund           Fund         Fund
Assets:
 Investments:
  At contract value:
    Bankers Trust*             $351,035,073
    Prudential Insurance
      Company of America*       217,731,699

    Metropolitan Life
      Insurance Company*        371,123,080

  At fair value:
    Fidelity Equity
      Income Fund*                            $782,799,011

    Raytheon Company
      Common Stock*                                          $745,980,294

    BT Pyramid Equity
      Index Fund*                                                           $484,781,406

    Fidelity Balance Fund                                                                  $117,556,481
    Fidelity Magellan Fund                                                                                $91,863,155
    Fidelity Blue Chip Fund                                                                                            $136,586,123
    Templeton Foreign I Fund
    Fidelity Investment
      Grade Bond Fund
    Fidelity Retirement
      Money Market Fund
    Loans receivable from
       participants
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
    Total investments           939,889,852    782,799,011    745,980,294    484,781,406    117,556,481    91,863,155   136,586,123
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
  Receivables:
    Employer contribution
    Accrued investment income
      and other receivables                                     5,489,592      1,161,112

  Cash and cash equivalents       9,232,100                    13,498,051      4,761,268
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
     Total assets               949,121,952    782,799,011    764,967,937    490,703,786    117,556,481    91,863,155   136,586,123

                               ------------   ------------   ------------   ------------   ------------   -----------  -----------

Liabilities:
  Payables for outstanding
     purchases                                                  6,340,318
  Accrued expenses and
     other payables                                             1,480,875      1,200,471
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
  Total liabilities                                           7,821,193      1,200,471
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
Net assets available for
     plan benefits             $949,121,952   $782,799,011   $757,146,744    $489,503,315  $117,556,481   $91,863,155  $136,586,123
                               ============   ============   ============    ============  ============   ===========  ============
Percentage of Master Trust that
are plan assets of the Raytheon
Employee Savings and Investment
Plan                              2.1%            1.2%           1.1%            1.5%           2.5%           4.3%           3.4%

*Represents more than 5% of net assets available for plan benefits.

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Employee Savings and Investment Plan.

                                       15

                                    Templeton     Investment   Retirement
                                    Foreign I      Grade         Money          Loan
                                      Fund        Bond Fund    Market Fund      Fund            Total

Assets:
 Investments:
  At contract value:
    Bankers Trust*                                                                         $  351,035,073
    Prudential Insurance
      Company of America*                                                                     217,731,699
    Metropolitan Life
      Insurance Company*                                                                      371,123,080
  At fair value:
    Fidelity Equity
      Income Fund*                                                                            782,799,011
    Raytheon Company
      Common Stock*                                                                           745,980,294
    BT Pyramid Equity
      Index Fund*                                                                             484,781,406
    Fidelity Balanced Fund                                                                    117,556,481
    Fidelity Magellan Fund                                                                     91,863,155
    Fidelity Blue Chip Fund                                                                   136,586,123
    Templeton Foreign I Fund        $5,471,176                                                  5,471,176
    Fidelity Investment
      Grade Bond Fund                            $1,548,125                                     1,548,125
    Fidelity Retirement
      Money Market Fund                                       $12,186,085                      12,186,085
    Loans receivable from
       participants                                                         $166,395,767      166,395,767
                                    ----------   ----------   -----------   ------------   --------------
    Total investments                5,471,176    1,548,125    12,186,085    166,395,767    3,485,057,475
                                    ----------   ----------   -----------   ------------   --------------
  Receivables:
    Employer contribution                                       4,015,100                        4,015,100
    Accrued investment income
      and other receivables                                                                      6,650,704

  Cash and cash equivalents                                                                     27,491,419
                                    ----------   ----------   -----------   ------------    --------------
     Total assets                    5,471,176    1,548,125    16,201,185    166,395,767     3,523,214,698
                                    ----------   ----------   -----------   ------------    --------------
Liabilities:
  Payables for outstanding
     purchases                                                                                   6,340,318
  Accrued expenses and
     other payables                                                                              2,681,346
                                    ----------   ----------   -----------   ------------    --------------
    Total liabilities                                                                            9,021,664
                                    ----------   ----------   -----------   ------------    --------------
Net assets available for
     plan benefits                  $5,471,176   $1,548,125   $16,201,185   $166,395,767    $3,514,193,034
                                    ==========   ==========   ===========   ============    ==============
Percentage of Master Trust that are     N/A          N/A          N/A           2.8%              1.8%
plan assets of the Raytheon Employee
Savings and Investment Plan

*Represents  more  than 5% of net  assets  available  for plan  benefits

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Employee Savings and Investment Plan.

          The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1996:

                                      Fixed                      Raytheon        Stock
                                      Income        Equity        Common         Index       Balanced        Magellan
                                       Fund          Fund        Stock Fund       Fund         Fund           Fund
Assets:
  Investments:
    At contract value:
       Bankers Trust*               $339,670,440
       Prudential Insurance
         Company of America*         210,594,065
       Metropolitan Life
         Insurance Company*          350,310,646
    At fair value:
       Fidelity Equity
         Income Fund *                            $578,166,630
       Raytheon Company
         Common Stock*                                          $671,136,043
       BT Pyramid Equity
         Index Fund*                                                          $307,555,916
       Fidelity Balanced Fund                                                               $83,265,065
       Fidelity Magellan Fund                                                                            $50,454,961
       Fidelity Blue Chip Fund
       Loans receivable from
         participants*
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total investments              900,575,151   578,166,630   671,136,043   307,555,916   83,265,065   50,454,961
                                    ------------  ------------  ------------  ------------  -----------  -----------
  Receivables:
    Accrued investment income                                         39,737        13,686

  Cash and cash equivalents           14,633,134                  10,145,818     3,541,437
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total assets                   915,208,285   578,166,630   681,321,598   311,111,039   83,265,065   50,454,961
                                    ------------  ------------  ------------  ------------  -----------  -----------
Liabilities:
   Payables for outstanding
      purchases                                                    2,682,835
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total liabilities                                            2,682,835
                                    ------------  ------------  ------------  ------------  -----------  -----------
Net assets available for
     plan benefits                  $915,208,285  $578,166,630  $678,638,763  $311,111,039  $83,265,065  $50,454,961
                                    ============  ============  ============  ============  ===========  ===========
Percentage of Master Trust that are      1.4%          0.9%           1.1%          1.0%         2.4%         4.1%
plan assets of the Raytheon Employee
Savings and Investment Plan

*Represents more than 5% of net assets available for plan benefits

                                       17

                                                Blue Chip    Loan
                                                  Fund       Fund         Total
Assets:
  Investments:
    At contract value:
       Bankers Trust*                                                    $339,670,440
       Prudential Insurance
         Company of America*                                              210,594,065
       Metropolitan Life
         Insurance Company*                                               350,310,646
    At fair value:
       Fidelity Equity
         Income Fund *                                                    578,166,630
       Raytheon Company
         Common Stock*                                                    671,136,043
       BT Pyramid Equity
         Index Fund*                                                      307,555,916
       Fidelity Balanced Fund                                              83,265,065
       Fidelity Magellan Fund                                              50,454,961
       Fidelity Blue Chip Fund              $67,866,240                    67,866,240
       Loans receivable from
         participants*                                   $144,824,714     144,824,714
                                            -----------  ------------  --------------
      Total investments                      67,866,240   144,824,714   2,803,844,720
                                            -----------  ------------  --------------
  Receivables:
    Accrued investment income                                                  53,423

  Cash and cash equivalents                                                28,320,389
                                            -----------  ------------  --------------
      Total assets                           67,866,240   144,824,714   2,832,218,532
                                            -----------  ------------  --------------
Liabilities:
   Payables for outstanding
      purchases                                                            2,682,835
                                            -----------  ------------  --------------
      Total liabilities                                                    2,682,835
                                            -----------  ------------  --------------
Net assets available for
     plan benefits                          $67,866,240  $144,824,714  $2,829,535,697
                                            ===========  ============  ==============
Percentage of Master Trust that are              3.4%        1.9%          1.3%
plan assets of the Raytheon Employees
Savings and Investment Plan

*Represents more than 5% of net assets available for plan benefits


          The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1997:

                                    Fixed                        Raytheon
                                    Income                        Common        Stock        Balanced      Magellan     Blue Chip
                                     Fund        Equity Fund    Stock Fund    Index Fund       Fund         Fund          Fund
Investment income:
  Net appreciation (depreciation)
      of assets                    $  (191,924)  $132,974,182   $30,715,963   $109,162,707   $ 6,388,316   $ 9,026,047  $15,474,118
  Interest                          62,319,073                      673,934        312,511
  Dividends                                        42,443,971    11,118,152                   13,680,351     5,217,835    6,302,875
                                   -----------   ------------   -----------   ------------   -----------   -----------  -----------
Total investment income/(loss)     $62,127,149   $175,418,153   $42,508,049   $109,475,218   $20,068,667   $14,243,882  $21,776,993
                                   ===========   ============   ===========   ============   ===========   ===========  ===========

                                       17

                                      Templeton   Investment   Retirement
                                      Foreign I     Grade        Money           Loan
                                         Fund     Bond Fund    Market Fund       Fund          Total
Investment income:
  Net appreciation (depreciation)
      of assets                        $(826,396)   $22,581                                 $302,745,594
  Interest                                                                     $10,848,204    74,153,722
  Dividends                              549,717     36,337     $266,835                      79,616,073
                                       ---------    -------     -------        -----------  ------------
Total investment income/(loss)         $(276,679)   $58,918     $266,835       $10,848,204  $456,515,389
                                       =========    =======     ========       ===========  ============